EXHIBIT 1.1



                                2,500,000 Shares

                                GKN HOLDING CORP.

                                  Common Stock

                           ___________________________

                             UNDERWRITING AGREEMENT

                           ___________________________



                                                            Radnor, Pennsylvania
                                                                _________, 199__

Pennsylvania Merchant Group Ltd
GKN Securities Corp.
  As Representatives of the Several Underwriters
  Named in Schedule l Attached Hereto
Suite 390, Fidelity Court
259 Radnor-Chester Road
Radnor, Pennsylvania 19087

Dear Sirs:

     GKN Holding Corp., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 2,500,000 shares of the Company's Common Stock, $.0001 par value (the "Common Shares"), to Pennsylvania Merchant Group Ltd ("PMG") and GKN Securities Corp. (collectively, the "Representatives") and the several underwriters named in Schedule I hereto (collectively with the Representatives, the "Underwriters" and individually, an "Underwriter," which terms shall also include any Underwriter substituted as hereinafter provided in
Section 11 hereof). The aforementioned 2,500,000 Common Shares to be sold to the several Underwriters by the Company are hereinafter referred to as the "Offered Shares." The Offered Shares shall be offered to the public at an offering price of $ per Offered Share (the "Offering Price").

     In addition, the several Underwriters, in order to cover over-allotments in the sale of the Offered Shares, may purchase up to an additional 375,000 Common Shares from the Company (the "Optional Shares") within 30 business days after the Effective Date (as hereinafter defined), for their own account for offering to the public at the Offering Price, upon the terms and conditions set forth in
Section 4 hereof. The Offered Shares and the Optional






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Shares are hereinafter collectively referred to as the "Shares." The Company, intending to be legally bound hereby, confirms its agreements with each of the Underwriters as follows:

1.   Representations and Warranties.

     (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

          (i) The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules, regulations, releases and instructions (collectively, the "Regulations") of the Securities and Exchange Commission (the "SEC") under the Act in effect at all applicable times and has filed with the SEC a registration statement on Form S-1 (File No. 33-05273) and one or more amendments thereto registering the sale of Shares under the Act. Any preliminary prospectus included in such registration statement or filed with the SEC pursuant to Rule 424(a) of the Regulations is hereinafter called a "Preliminary Prospectus." The various parts of such registration statement, including all exhibits thereto and the information incorporated therein or contained in any form of final prospectus filed with the SEC pursuant to Rule 424(b) of the Regulations in accordance with Section 5(a) of this Agreement and deemed by virtue of Rule 430A or Rule 434(d) of the Regulations to be part of such registration statement at the time it was declared effective, each as amended at the time such registration statement became effective, in addition to any registration statement and any post effective amendment thereto filed to register additional Shares for the same offering pursuant to Rule 462(b) of the Regulations, are hereinafter collectively referred to as the "Registration Statement." The final prospectus in the form included in the Registration Statement or first filed with the SEC pursuant to Rule 424(b) of the Regulations and any amendments, term sheets or supplements thereto is hereinafter referred to as the "Prospectus."

          (ii) The Registration Statement has become effective under the Act as of the Effective Date (as defined below), and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus nor has the SEC instituted, threatened to institute or, to the Company's knowledge, contemplated proceedings with respect to such an order. No stop order suspending the sale of the Shares in any jurisdiction designated by the Representatives pursuant to Section 5(f) hereof has been issued, and no proceedings for that purpose have been instituted or are threatened or, to the Company's knowledge, contemplated. The Company has complied




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     with any request of the SEC, or any state securities commission in a state designated by the Representatives pursuant to Section 5(f) hereof, for additional information to be included in the Registration Statement or Prospectus or otherwise. Each Preliminary Prospectus conformed to the requirements of the Act and the Regulations as of its date and did not as of its date contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use therein. The Registration Statement, on the date on which it was declared effective by the SEC or became automatically effective upon filing (the "Effective Date") conformed, and any post-effective amendment thereof on the date it shall become effective, and the Prospectus at the time it is filed with the SEC pursuant to Rule 424(b) of the Regulations and on the Closing Date (as defined in Section 3 hereof) and any Option Closing Date (as defined in Section 4(b) hereof), will conform to the requirements of the Act and the Regulations, and neither the Registration Statement, any post-effective amendment thereof nor the Prospectus will, on any of such respective dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use therein. It is understood that the statements appearing in any Preliminary Prospectus, the Prospectus or the Registration Statement (A) on the inside front cover page with respect to stabilization (B) in the second paragraph in the section entitled "Underwriting," with respect to the amount of the dealers' concession and allowance and reallowance discount and (C) in the section entitled "Legal Matters" with respect to the identity of counsel for the Underwriters constitute the only information furnished in writing by or on behalf of any Underwriter for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement.

          (iii) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware with all necessary power and authority, corporate and




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     other, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its business as described in the Prospectus and to execute, deliver and perform this Agreement. There is no proceeding pending or to the knowledge of the Company, threatened (and, to the knowledge of the Company, there are no facts or circumstances which, individually or in the aggregate, may form the basis therefor) which may cause any such license, permit, certification, registration, approval, consent or franchise to be withdrawn, cancelled, suspended or not renewed. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and the Subsidiaries (as hereinafter defined), considered as one enterprise.

          (iv) The Company does not own any stock or other equity interest in, or control, directly or indirectly, any corporation, partnership or other entity other than the subsidiaries listed in Schedule II hereto (collectively, the "Subsidiaries"). All of the issued and outstanding stock of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth opposite the name of such Subsidiary in
     Schedule II hereto, with all necessary power and authority, corporate and other, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its business as described in the Prospectus. There is no proceeding pending or to the knowledge of the Company threatened (and, to the knowledge of the Company, there are no facts or circumstances which, individually or in the aggregate, may form the basis therefor) which may cause any such license, permit, certification, registration, approval, consent or franchise to be withdrawn, cancelled, suspended or not renewed. Except as described in the Prospectus, the Company or a wholly owned Subsidiary owns all of the outstanding capital stock of each Subsidiary free and clear of all claims, liens, charges and encumbrances. Each Subsidiary is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse




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     effect on the Company and the Subsidiaries, considered as one enterprise.

          (v) This Agreement has been duly authorized, executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy. This Agreement conforms to the description thereof in the Prospectus.

          (vi) The execution, delivery and performance of this Agreement by the Company does not and will not, with or without the giving of notice or the lapse of time, or both, (A) conflict with any terms or provisions of the Certificate of Incorporation or By-laws of the Company or any Subsidiary, as amended to the date hereof and the Closing Date or Option Closing Date, as the case may be; (B) result in a breach of, constitute a default under, result in the termination or modification of or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of the Company or any Subsidiary pursuant to any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of their respective properties or assets are bound or affected; (C) violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties or businesses; or (D) result in a breach, termination or lapse of the power and authority of the Company or any Subsidiary to own or lease and operate their respective properties and conduct their respective businesses as described in the Prospectus.

          (vii) The Company has authorized and outstanding capital stock, and as of the date or dates indicated, the Company and the Subsidiaries, on a consolidated basis, had the capitalization, set forth under the caption "Capitalization" in the Prospectus and will have the as adjusted capitalization set forth under the caption "Capitalization" in the Prospectus. On the Effective Date, the Closing Date and any Option Closing Date, there will be no options or warrants for the purchase of, other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of the Company or any Subsidiary or securities convertible into or exchangeable for capital stock of the Company or any Subsidiary, except as described in the




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     Prospectus with respect to the outstanding options (the "Options") that have been granted to employees and directors to purchase Common Shares and the outstanding warrants granted (the "Warrants") to purchase an aggregate of Common Shares and the Over-allotment Option (as hereinafter defined).

          (viii) The authorized capital stock of the Company, including, without limitation, the outstanding Common Shares and the Shares being issued on the Closing Date and Option Closing Date (if any and to the extent applicable), conforms to the descriptions thereof in the Prospectus, and such descriptions conform to the descriptions thereof set forth in the instruments defining the same. The information in the Prospectus insofar as it relates to the Options and the Warrants, in each case as of the Effective Date, the Closing Date and any Option Closing Date, is true, correct and complete.

          (ix) The outstanding Common Shares have been duly authorized and are validly issued, fully paid and non-assessable. The Options and the Warrants have been duly authorized, and are validly issued and are legal, valid and binding obligations enforceable against the Company in accordance with their terms. The Common Shares issuable pursuant to the Options and the Warrants, when issued in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable. None of such outstanding Common Shares, Options or Warrants were, and none of such issuable Common Shares will be, issued in violation of any preemptive rights of any security holder of the Company that have not been waived. The Company has reserved a sufficient number of Common Shares for issuance pursuant to the Options and the Warrants. The holders of the outstanding Common Shares are not, and will not be, subject to personal liability solely by reason of being such holders, and the holders of the Common Shares issuable pursuant to the Options and the Warrants will not be subject to personal liability solely by reason of being such holders. The offers and sales of the outstanding Common Shares, the Options and the Warrants were, and the issuance of the Common Shares pursuant to the Options and the Warrants will be, made in conformity with applicable registration requirements or exemptions therefrom under federal and applicable state securities laws.

          (x) The issuance and sale of the Shares by the Company have been duly authorized and, when the Shares have been duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders.




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     None of the Shares will be issued in violation of any preemptive rights of any security holder of the Company. The certificates representing the Shares are in proper legal form under, and conform to the requirements of the Delaware General Corporation Law, as amended. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives any security holder of the Company any rights for, or relating to, the registration of any Common Shares or other security of the Company.

          (xi) No consent, approval authorization, order, registration, license or permit of any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid authorization, issuance, sale and delivery by the Company of any of the Shares, or for the execution, delivery or performance by the Company of this Agreement, except such as may be required for the registration of the Shares under the Act, the Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and which has been obtained, and for compliance with the applicable state securities or Blue Sky laws, or the By-laws, rules and other pronouncements of the National Association of Securities Dealers, Inc. (the "NASD") or the listing requirements, rules and regulations of the NASDAQ National Market (the "NASDAQ NM") of the Nasdaq Stock Market. The Common Shares are duly registered pursuant to Section 12(g) of the Exchange Act and listed on the NASDAQ NM and, upon the effectiveness of the Registration Statement, the Shares will be listed for trading on the NASDAQ NM. The Company has taken no action designed, or likely, to have the effect of terminating the registration of the Common Shares under Section 12(g) of the Exchange Act or the listing of the Common Shares on the NASDAQ NM, nor has the Company received any notification that the SEC or the NASDAQ NM is contemplating terminating such registration or listing.

          (xii) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of or references to contracts, agreements or other documents, are accurate in all material respects and present or summarize fairly, the information required to be disclosed under the Act and the Regulations, and there are no contracts, agreements or other documents required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Regulations that have not been so described, referred to or filed, as required.

          (xiii) The consolidated financial statements of the Company and the Subsidiaries (including the notes thereto)




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     filed as part of any Preliminary Prospectus, the Prospectus and the
     Registration Statement present fairly the financial position of the Company, on a consolidated basis, as of the respective dates thereof, and the results of operations and cash flows of the Company, on a consolidated basis, for the periods indicated therein, all in conformity with generally accepted accounting principles consistently applied. The supporting schedules included in the Registration Statement, if any, fairly state the information required to be stated therein in relation to the basic financial statements taken as a whole. The financial information included in the Prospectus under the captions "Prospectus Summary - Summary Financial Data" and "Selected Financial Data" present fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (xiv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been any (A) material adverse change (including, whether or not insured against, any material loss or damage to any assets), or development involving a prospective material adverse change, in the general affairs, properties, assets, management, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects of the Company and the Subsidiaries, considered as one enterprise, (B) transaction entered into by the Company or any Subsidiary that is material to the Company and the Subsidiaries, considered as one enterprise, (C) dividend or distribution of any kind declared, paid or made by the Company on its capital stock, (D) liabilities or obligations, direct or indirect, incurred by the Company or any Subsidiary that are material to the Company and the Subsidiaries, considered as one enterprise, or (E) material change in the short-term debt or long-term debt of the Company or the Subsidiaries, on a consolidated basis. Neither the Company nor any Subsidiary has any contingent liabilities or obligations that are material and that are not disclosed in the Prospectus.

          (xv) The Company has not distributed and, prior to the later to occur of the Closing Date, the Option Closing Date or the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, each Preliminary Prospectus and the Prospectus, in any such case only as permitted by the Act and the Regulations.




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          (xvi) The Company and the Subsidiaries have filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns that are required to be filed, or have duly obtained extensions of time for the filing thereof and have paid all taxes shown on such returns and all assessments received by any of them to the extent that the same have become due. Neither the Company nor any Subsidiary has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes, is a party to any pending action or proceeding by any foreign or domestic governmental agencies for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company or any Subsidiary, nor is the Company aware of any tax deficiency for which a claim might be asserted, that might materially adversely affect the general affairs, properties, assets, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects of the Company and the Subsidiaries, considered as one enterprise.

          (xvii) KPMG Peat Marwick LLP, which is certifying certain of the financial statements included in the Prospectus and forming a part of the Registration Statement, and Goldstein Golub Kessler & Company, P.C., which is certifying certain other financial statements included in the Prospectus and forming a part of the Registration Statement, are firms of independent public accountants as required by the Act and the Regulations.

          (xviii) Neither the Company nor any Subsidiary is in violation of, or in default under, any of the terms or provisions, of (A) its Certificate of Incorporation or By-laws, each as amended to the date hereof, the Closing Date and the Option Closing Date, as the case may be, (B) any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their properties are bound or affected, (C) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties or businesses or (D) any license, permit, certification, registration, approval, consent or franchise referred to in subsections (iii) or (iv) of this Section 1(a).

          (xix) Except as disclosed in the Prospectus, there are no claims, actions, suits, proceedings, arbitrations,




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     investigations or inquiries pending before, or threatened or, to the
     Company's knowledge, contemplated by, any governmental agency, regulatory authority, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal, relating to or affecting the Company or any Subsidiary or their properties or businesses that might affect the issuance or validity of any of the Shares or the validity of any of the outstanding Common Shares, or that, if determined adversely to the Company or any Subsidiary, would, in any case or in the aggregate, result in any material adverse change in the general affairs, properties, assets, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects, of the Company and the Subsidiaries, considered as one enterprise; nor is there any reasonable basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal enjoining the Company or any Subsidiary from, or requiring the Company or any Subsidiary to take or refrain from taking any action, or to which the Company or any Subsidiary, or any of their properties, assets or businesses is bound or subject.

          (xx) The Company and the Subsidiaries own, or possess adequate rights to use, all patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from the Company's or the Subsidiaries' businesses), trade secrets, confidential information, processes and formulations necessary for, used in or proposed to be used in the conduct of their businesses as described in the Prospectus (collectively, the "Intellectual Property") that, if not so owned or possessed, would materially adversely affect the general affairs, properties, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects of the Company and its Subsidiaries, considered as one enterprise. Neither the Company nor any Subsidiary has infringed, is infringing or has received any notice of conflict with the asserted rights of others with respect to the Intellectual Property, and no others have infringed upon or are in conflict with the Intellectual Property.

          (xxi) The Company has obtained all permits, licenses and other authorizations that are required, to the extent required, under all environmental laws, including but not




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     limited to the Federal Water Pollution Control Act (33 U.S.C. 1251 et
     seq.), Resource Conservation & Recovery Act (42 U.S.C. 6901 et seq.), Safe Drinking Water Act (21 U.S.C. 349, 42 U.S.C. 201, 300f), Toxic Substances Control Act (15 U.S.C. 2601 et seq. ), Clean Air Act (42 U.S.C. 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 7401 et seq.), other appropriate laws of jurisdictions in which the Company's or its Subsidiaries' products have been used or located and any other laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes under any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder (collectively, the "Environmental Laws"). The Company and each Subsidiary are in compliance with all terms and conditions of any required permits, licenses and authorizations, and are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws, except where the failure to so comply would not have a material adverse effect on the general affairs, properties, assets, condition (financial or otherwise) results of operations, stockholders' equity, business or prospects of Company and the Subsidiaries, considered as one enterprise.

          (xxii) There are no present or, to the Company's knowledge, past events, conditions, circumstances, activities, practices, incidents, actions or plans relating to the business as presently being conducted by the Company and its Subsidiaries that interfere with or prevent compliance with or continued compliance with the Environmental Laws, or which would be reasonably likely to give rise to any material legal liability (whether statutory or common law) or otherwise would be reasonably likely to form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study, investigation, remediation, or clean up based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, community or environment of any pollutant, contaminant, chemical or industrial, toxic, or hazardous substance or waste.




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          (xxiii) The Company and each Subsidiary have good and marketable title to all personal property (tangible and intangible) described in the Prospectus as being owned by it, free and clear of all liens, security interests, charges or encumbrances, except such as are described in the Prospectus. The Company has adequately insured the personal property of the Company and each Subsidiary against loss or damage by fire or other casualty and maintains, in adequate amounts, insurance against such other risks as management of the Company has reasonably deemed appropriate. Neither the Company nor any Subsidiary owns any real property, and all real property used or leased by the Company or the Subsidiaries, as described in the Prospectus (the "Premises"), is held by the Company or the Subsidiaries under a valid, subsisting and enforceable lease. The Premises, and all operations conducted thereon, are now and, since the Company or any Subsidiary began to use such Premises, always have been and, to the Company's knowledge, prior to when the Company began to use such Premises, always had been, in compliance with the Environmental Laws. There is no, and neither the Company nor any Subsidiary has received notice of any, claim, demand, investigation, regulatory action, suit or other action instituted or threatened against any of them or the Premises relating to any of the Environmental Laws. Neither the Company nor any Subsidiary has received any notice of material violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency arising out of or in connection with hazardous substances (as defined by applicable Environmental Laws) on, about, beneath, arising from or generated at the Premises.

          (xxiv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization,
     (B) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxv) No unregistered securities of the Company have been sold by the Company, or on behalf of the Company, by any person or persons controlling, controlled by or under common control with the Company within the three years prior to the




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     date hereof, except as disclosed in the Registration Statement.

          (xxvi) Each contract or other instrument (however characterized or described) to which the Company or any Subsidiary is a party or by which any of the properties or businesses of any of them is bound or affected and to which reference has been made in the Prospectus or which has been filed as an exhibit to the Registration Statement has been duly and validly executed by the Company or such Subsidiary, as the case may be, and by the other parties thereto. Except as described in the Prospectus, each such contract or other instrument is in full force and effect and is enforceable against the parties thereto in accordance with its terms, and neither the Company, any Subsidiary nor any other party is in default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both would constitute a default thereunder.

          (xxvii) Except for the Company's 401(k), disability, health and life insurance plans, neither the Company nor any Subsidiary has had any employee benefit plan, profit sharing plan, employee pension benefit plan or employee welfare benefit plan or deferred compensation arrangements (collectively, "Plans") that are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder ("ERISA"). All Plans that are subject to ERISA are, and have been at all times since their establishment, in compliance with ERISA and, to the extent required by the Internal Revenue Code of 1986, as amended (the "Code"), in compliance with the Code. Neither the Company nor any Subsidiary has had any employee pension benefit plan that is subject to
     Part 3 of Subtitle B of Title I of ERISA or any defined benefit plan or multi-employer plan. Neither the Company nor any Subsidiary has maintained retiree life and retiree health insurance plans that are employee welfare benefit plans providing for continuing benefit or coverage for any employee or any beneficiary of any employee after such employee's termination for employment, except as required by Section 4980B of the Code. No fiduciary or other party in interest with respect to any of the Plans has caused any of such Plans to engage in a "prohibited action" as defined in Section 406 of ERISA. As used in this subsection, the terms "defined benefit plan," "employee benefit plan," "employee pension benefit plan," "employee welfare benefit plan," "fiduciary" and "multi-employer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

          (xxviii) No labor dispute exists with the employees of the Company or any Subsidiary and no such labor dispute is imminent. There is no existing or, to the Company's knowledge, imminent labor disturbance by the employees of any of the Company's or any Subsidiaries principal suppliers, contractors or customers (including, without limitation, any distributors or end-users of its or their products).

          (xxix) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated herein.

          (xxx) Except as described in the Prospectus, neither the Company nor any Subsidiary is a party to, and none of them is bound by, any agreement pursuant to which any material royalties, honoraria or fees are payable by the Company or any Subsidiary to any person by reason of the ownership or use of any Intellectual Property.

          (xxxi) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation SK of the Regulations.

          (xxxii) The Company is familiar with the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to continue to conduct, its affairs in such a manner to ensure that it will not become an "investment company" within the meaning of the 1940 Act and such rules and regulations.

          (xxxiii) Neither the Company, any Subsidiary nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary has, directly or indirectly, (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to any political activity, (B) made any unlawful payment to foreign or domestic governments or governmental officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     Any certificate signed by any officer of the Company in such capacity and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to the several Underwriters as to the matters covered thereby.

     2. Purchase and Sale of Offered Shares. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company shall sell the Offered Shares to the several Underwriters at the Offering Price less the underwriting discount shown on the cover page of the Prospectus (the "Underwriting Discount"), and the Underwriters, severally and not jointly, shall purchase from the Company, on a firm commitment basis, at the Offering Price less the Underwriting Discount, the respective Offered Shares set forth opposite their names on Schedule I hereto. In making this Agreement, each Underwriter is contracting severally, and not jointly, and, except as provided in Sections 4 and 11 hereof, the agreement of each Underwriter is to purchase only that number of Offered Shares specified with respect to that Underwriter in Schedule I hereto. The Underwriters shall offer the Offered Shares to the public as set forth in the Prospectus.

     3. Payment and Delivery. Payment for the Offered Shares shall be made to the Company by certified or official bank check payable to the order of the Company, in next day funds, or in immediately available funds wired to such account or accounts as the Company may specify (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds (including, but not limited to interest or cost of funds expenses) to be born by the Company, against delivery of the Offered Shares to the Representatives at the offices of PMG, Suite 390, Fidelity Court, 259 Radnor-Chester Road, Radnor, Pennsylvania 19087 (or at such other location as shall be agreed upon by the Company and the Representatives) for the respective accounts of the Underwriters. Such payments and delivery will be made at 10:00 A.M., Philadelphia time, on the third business day after the date of this Agreement or at such other time and date not later than three business days thereafter as the Representatives and the Company shall agree upon. Such time and date are referred to herein as the "Closing Date." The certificates representing the Offered Shares to be sold and delivered will be in such denominations and registered un such names as the Representatives request not less than two full business days prior to the Closing Date, and will be made available to the Representatives for inspection, checking and packaging at the office of the Company's Transfer Agent, not less than one full business day prior to the Closing Date.

4.   Option to Purchase Optional Shares.

          (a) For the purposes of covering any over-allotments in connection With the distribution and sale of the Offered Shares as contemplated by the Prospectus, subject to the terms and conditions herein set forth the several Underwriters are hereby granted an option by the Company to purchase all or any part of the 375,000 Optional Shares from the Company (the

     "Over-allotment Option"). The purchase price per share to be paid for the Optional Shares shall be the Offering Price less the Underwriting Discount. The Over-allotment Option granted hereby may be exercised by the Representatives on behalf of the several Underwriters as to all or any part of the Optional Shares at any time and from time to time within 30 business days after the Effective Date. No Underwriter shall be under any obligation to purchase any Optional Shares prior to an exercise of the Over-allotment Option.

          (b) The Over-allotment Option granted hereby may be exercised by the Representatives on behalf of the several Underwriters by giving notice to the Company by a letter sent by registered or certified mail postage prepaid, telex, telegraph, telegram or facsimile (such notice to be effective when sent), addressed as provided in Section 13 hereof, setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Offered Shares. If such notice is given prior to the Closing Date, the date set forth therein for such delivery and payment shall not be earlier than either three full business days thereafter or the Closing Date, whichever occurs later. If such notice is given on or after the Closing Date, the date set forth therein for such delivery and payment shall be a date selected by the Representatives that is not later than three full business days after the exercise of the Over-allotment Option. The date and time set forth in such a notice is referred to herein as an "Option Closing Date," and a closing held pursuant to such a notice is referred to herein as an "Option Closing." The number of Optional Shares to be sold to each Underwriter pursuant to each exercise of the Over-allotment Option shall be the number that bears the same ratio to the aggregate number of Optional Shares being purchased through such Over-allotment Option exercise as the number of Offered Shares opposite the name of such Underwriter in Schedule I hereto bears to the total number of all Offered Shares; subject, however, to such adjustment as the Representatives may approve to eliminate fractional shares and subject to the provisions for the allocation of Optional Shares purchased for the purpose of covering over-allotments set forth in Sections 9 and 12 of the Agreement Among Underwriters. Upon each exercise of the Over-allotment Option, the Company shall become obligated to issue and sell to the Representatives for the respective accounts of the Underwriters, and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the s everal Underwriters shall become severally, but not jointly, obligated to purchase from the Company, the number of Optional Shares specified in each notice of exercise of the Over-allotment Option.

          (c) Payment for the Optional Shares shall be made to the Company by certified or official bank check payable to the order of the Company in next day funds or in immediately available funds wired to such account as the Company may specify (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds (including, but not limited to, interest or cost of funds expenses) to be borne by the Company against delivery of the Optional Shares to the Representatives at the offices of PMG, Suite 390, Fidelity Court, 259 Radnor-Chester Road, Radnor, Pennsylvania 19087 (or such other location as shall be agreed upon by the Company and the Representatives) for the respective accounts of the Underwriters. The certificates representing the Optional Shares to be issued and delivered will be in such denominations and registered in such names as the Representatives request not less than two full business days prior to the Option Closing Date, and will be made available to the Representatives for inspection, checking and packaging at the office of the Company's Transfer Agent not less than one full business day prior to the Option Closing Date.

     5. Certain Covenants and Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

          (a) If Rule 430A or Rule 434 of the Regulations is employed, the Company will timely file the Prospectus pursuant to and in compliance with Rule 424(b) of the Regulations and will advise the Representatives of the time and manner of such filing.

          (b) The Company will not at any time, whether before or after the Registration Statement shall have become effective, during such period as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by the Underwriters or a dealer, file or publish any amendment or supplement to the Registration Statement or Prospectus of which the Representatives have not been previously advised and furnished a copy, or which is not in compliance with the Regulations, or, during the period before the distribution of the Offered Shares and the Optional Shares is completed, file or publish any amendment or supplement to the Registration Statement or

     Prospectus to which the Representatives reasonably object in writing.

          (c) The Company will use its best efforts to cause the Registration Statement, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective and will advise the Representatives immediately, and confirm such advice in writing,
     (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, is filed with the SEC, (ii) of the receipt of any comments from the SEC, (iii) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, or when any supplement or term sheet to the Prospectus or any amended Prospectus has been filed, (iv) of any request of the SEC for amendment or supplementation of the Registration Statement or Prospectus or for additional information, (v) during the period when the Prospectus is required to be delivered under the Act and Regulations, of the happening of any event which in the Company's judgment makes any material statement in the Registration Statement or the Prospectus untrue or which requires any changes to be made in the Registration Statement or Prospectus in order to make any material statements therein not misleading and (vi) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction in which the Underwriters intend to make such offers or sales, or of the initiation or threatening of any proceedings for any such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain as soon as possible the lifting thereof.

          (d) The Company has delivered to the Representatives, without charge, and will continue to deliver from time to time until the Effective Date, as many copies of each Preliminary Prospectus as the Representatives may request. The Company will deliver to the Representatives, without charge, as soon as possible after the Effective Date, and thereafter from time to time during the period when delivery of the Prospectus is required under the Act, such number of copies of the Prospectus (as supplemented or amended, if the Company makes any supplements or amendments to the Prospectus) as the Representatives may reasonably request. The Company hereby consents to the use of such copies of each Preliminary Prospectus and the Prospectus for purposes permitted by the Act, the Regulations and the securities or Blue Sky laws of the jurisdictions in which the Shares are offered or sold by the several Underwriters and by all dealers to whom Shares may be offered or sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. The Company has furnished or will furnish to the Representatives three signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Effective Date, three copies of all exhibits filed therewith and three signed copies of all consents and certificates of experts, and will deliver to the Representatives such number of conformed copies of the Registration Statement including financial statements and exhibits, and all amendments thereto, as the Representatives may reasonably request.

          (e) The Company will comply with the Act, the Regulations, the Exchange Act and the rules and regulations thereunder so as to permit the continuance of offers and sales of, and dealings in, the Shares for as long as may be necessary to complete the distribution of the Shares as contemplated hereby.

          (f) The Company will furnish such information as may be required and otherwise cooperate in the registration or qualification of the Shares, or exemption therefrom, for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions in which the Representatives determine to offer the Shares, after consultation with the Company, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, the Company would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is required under the laws of such jurisdiction for such offering and sale.

          (g) Subject to subsection (b) of this Section 5, in case of any event, at any time within the period during which, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered under the Act and Regulations, as a result of which event any Preliminary Prospectus or the Prospectus, as then amended or supplemented, would contain, in the judgment of the Company or in the opinion of counsel for the Underwriters, an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend any Preliminary Prospectus or the Prospectus to comply with the Act and Regulations or any applicable securities or Blue Sky laws, the Company promptly will prepare and file with the SEC, and any applicable state securities commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and will furnish to the Representatives such number of copies of such amendment or amendments or supplement or supplements to such Preliminary Prospectus or the Prospectus (in form and substance satisfactory to the Representatives and counsel for the Underwriters) as the Representatives may reasonably request. For purposes of this subsection, the Company will furnish such information to the Representatives, the Underwriters' counsel and counsel for the Company as shall be necessary to enable such persons to consult with the Company with respect to the need to amend or supplement any Preliminary Prospectus or the Prospectus, and shall furnish to the Representatives and the Underwriters' counsel such further information as each may from time to time reasonably request. If the Company and the Representatives agree that any Preliminary Prospectus or the Prospectus should be amended or supplemented, the Company, if requested by the Representatives, will if and to the extent required by law, promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (h) The Company will make generally available to its security holders as soon as practicable and in any event not later than 45 days after the end of the period covered thereby, an earnings statement of the Company (which need not be audited unless required by the Act, the Regulations, the Exchange Act or the rules or regulations thereunder) that shall comply with
     Section 11(a) of the Act and Rule 158 of the Regulations and cover a period of at least 12 consecutive months beginning not later than the first day of the first month following the Effective Date.

          (i) For a period of five years from the Effective Date, the Company will deliver to the Representatives: (i) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-K and 10-Q (or such similar forms as may be designated by the SEC), registration statements and any exhibits thereto, filed with or furnished to the SEC or the NASDAQ NM or any other securities exchange or the NASD, on the date each such report or document is so filed or furnished, (ii) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders and (iii) every material press release in respect of the Company or its affairs that was released or prepared by the Company.

          (j) For a period of three years from the Effective Date, the Company will deliver to the Representatives, subject to execution of an appropriate confidentiality agreement, such additional information concerning the business and financial condition of the Company and its subsidiaries as the Representatives may from time to time reasonably request in writing, and which can be prepared or obtained by the Company without unreasonable effort or expense.

          (k) During the course of the distribution of the Shares, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might, in the future, reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares.

          (l) The Company will cause each person listed on Schedule III hereto to execute a legally binding and enforceable agreement (a "lockup agreement") to, for a period of fifteen months from the Effective Date, not sell offer to sell, contract to sell, grant any option for the sale of or otherwise transfer or dispose of any Common Shares, any options to purchase Common Shares or any securities convertible into or exchangeable for Common Shares (excluding the issuance of Common Shares pursuant to the Options and Warrants) without the prior written consent of PMG, which lockup agreement shall be in form and substance satisfactory to the Representatives and the Underwriters' counsel, and deliver such lockup agreement to the Representatives prior to the Effective Date. Appropriate stop transfer Instructions will be issued by the Company to the transfer agent for the securities affected by the lockup agreements.

          (m) The Company will not sell, issue, contract to sell, offer to sell or otherwise dispose of any Common Shares, options to purchase Common Shares or any other security convertible into or exchangeable for Common Shares, from the Effective Date through the period ending 180 days after the Effective Date, without the prior written consent of PMG, except for the sale of the Shares as contemplated by this Agreement, the granting of options, and the issuance of Common

     Shares upon their exercise, under the Company's stock option plan described in the Prospectus and the issuance of Common Shares pursuant to the Options and Warrants.

          (n) The Company will use all reasonable efforts to maintain the listing of the Common Shares on the NASDAQ NM. The Company shall, at its sole cost and expense, prepare and file a Notification Form for Listing Additional Shares and any other necessary documentation with the NASDAQ NM in order to qualify the Shares for listing on the NASDAQ NM.

          (o) The Company shall, at its sole cost and expense, supply and deliver to the Representatives and the Underwriters' counsel (in the form they require), within a reasonable period after the Closing Date, five transaction binders, each of which shall include the Registration Statement, as amended or supplemented, all exhibits to the Registration Statement, each Preliminary Prospectus, the Prospectus, the Preliminary Blue Sky Memorandum and any supplement thereto and all underwriting and other closing documents.

          (p) Upon the Representatives' request, individually and not as the Representatives of the several Underwriters, the Company shall make available its stock transfer records for examination by the Representatives at the offices of the Company's transfer agent for a period of 12 months after the Effective Date.

          (q) The Company will use the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description thereof set forth in the Prospectus.

          (r) [For a period of 24 months following the Closing Date, the Company hereby grants PMG the right of first refusal to act as Managing Underwriter for any and all future public offerings (excluding offerings to Company employees, or to others as considerations for the purchase of assets for use in the Company's business, or in one or more business combinations) of any securities of the Company, or any successor to or any subsidiary of the Company. PMG agrees that it will notify the Company of its decision whether or not to exercise the right of first refusal granted in this subparagraph
     (r) within thirty (30) days after receipt by PMG of written notice of the intention of the Company, or its successor or subsidiary to offer securities for sale.]

6.    Payment of Expenses.

     (a) Whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason this Agreement is terminated, the Company will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees and expenses of the accountants and counsel for the Company, incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), each Preliminary Prospectus and the Prospectus and any amendments or supplements thereto; (ii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, each Preliminary Prospectus, the Prospectus (including any supplement or amendment thereto), this Agreement, the Agreement Among Underwriters, the Underwriters' Questionnaire, the Power of Attorney, the Selected Dealer Agreement and related documents and the Preliminary Blue Sky Memorandum and any supplement thereto;
(iii) the costs (other than fees and expenses of the Underwriters' counsel except in connection with Blue Sky filings or exemptions as provided herein) incident to the authentication, issuance, sale and delivery of the Shares to the Underwriters; (iv) all taxes, if any, on the issuance, delivery and transfer of the Shares to be sold by the Company; (v) the fees, expenses and all other costs of qualifying the Shares for the sale under the securities or Blue Sky laws of those jurisdictions in which the Shares are to be offered or sold including the reasonable fees and disbursements of Underwriters' counsel and such local Counsel as may have been reasonably required and retained for such purpose; (vi) the fees, expenses and other costs of, or incident to, securing any review or approvals by or from the NASD exclusive of fees of the Underwriters' counsel;
(vii) the filing fees of the SEC; (viii) the cost of furnishing to the Underwriters copies of the Registration Statement, each Preliminary Prospectus and the Prospectus (including any supplement or amendment thereto) as herein provided; (ix) the Company's travel expenses in connection with meetings with the brokerage community and institutional investors; (x) the costs and expenses associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if desired by the Company; or (xi) the fees and costs for listing of the Shares for trading on the NASDAQ NM including the costs associated with the preparation and filing of a Notification Form for Listing Additional Shares; (xii) the cost of printing and engraving certificates for the Shares; (xiii) the cost and charges of any transfer agent; (xiv) the costs of advertising the offering, including any "tombstone" advertisements;
(xv) the fees, expenses and other costs incurred by the Underwriters and their counsel for review of the Company's patents and patent applications, if any, and related matters and (xvi) all other costs and expenses reasonably incident to the performance of their obligations hereunder that are not otherwise specifically provided for in this Section 6, provided that, except as specifically set forth in subsection (c) of this Section 6, the Underwriters shall be responsible for their out-of-pocket expenses, including those associated with meetings with the brokerage community and institutional investors, other than the Company's travel expenses, and the fees and expenses of their counsel for other than Blue Sky work.

     (b) The Company shall pay as due any registration, qualification and filing fees and any accountable out-of-pocket disbursements in connection with such registration, qualification or filing in the jurisdictions in which the Representatives determine, after consultation with the Company, to offer or sell the Shares.

     (c) [In order to reimburse the Representatives for those costs and expenses customarily incurred during the registration process, (i) if the issuance and sale of the Offered Shares to the several Underwriters is consummated as contemplated by this Agreement, then the Company shall pay to the Representatives on the Closing Date a non-accountable expense allowance in the amount equal to two percent of the gross proceeds from the sale of the Offered Shares, (ii) if the sale of any Optional Shares to the Underwriters is consummated as contemplated by this Agreement, then the Company shall pay to the Representatives on each Option Closing Date a non-accountable expense allowance in the amount equal to two percent of the gross proceeds from the sale of the Optional Shares sold on such Option Closing Date and, (iii) in the event that the Underwriters are willing to proceed with the offering of the Offered Shares and the Company elects not to proceed with the offering of the Offered Shares for any reason, (A) the Company will promptly reimburse PMG for its out-of-pocket expenses relating to the offering of the Offered Shares (including but not limited to the fees and disbursements of Underwriters' counsel) in an amount not to exceed $150,000 in the aggregate; and, in addition, (B) if, within one year of the date of this Agreement, the Company enters into an agreement whereby the Company agrees, except in connection with a public offering, that more than 20 percent of its then outstanding Common Shares or assets will be sold or that a change in control will otherwise be effected (any of the foregoing is referred to hereinafter as a "Transaction"), then the Company shall retain PMG to advise it in connection with such Transaction and shall pay to PMG for services rendered in connection with such Transaction a fee equal to 2.5 percent of the aggregate consideration paid pursuant to such Transaction. For purposes of the preceding sentence, the value of the "aggregate consideration" paid pursuant to any Transaction shall be determined at the closing date for such Transaction and shall include all cash, equity securities, earn outs, non-compete agreements, all indebtedness assumed, acquired, retired or deceased, and the face value of debt securities issued in connection with such Transaction. For purposes of this subsection (c), "change in control" shall mean (i) the time that any person or group, within the meaning of Section 14(d)(2) of the Exchange Act (other than any person who was at the date hereof an officer or director of the Company or a group consisting solely of persons who were at the date hereof officers or directors of the Company) has acquired direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25 percent or more of the outstanding voting capital stock of the Company, or (ii) the first day on which a majority of the members of the Company's Board of Directors are not persons who (A) were at the date hereof members of such Board of Directors or
(B) were nominated for election and elected to such Board of Directors with the affirmative vote of the greater of a majority of persons referred to in clause
(A) or (B) of this sentence.]

     7. Conditions Of Underwriters' Obligations. The obligation of each Underwriter to purchase and pay for the Offered Shares that it has agreed to purchase hereunder on the Closing Date, and to purchase and pay for any Optional Shares as to which its right to purchase under Section 4 has been exercised on an Option Closing Date, is subject at the date hereof, the Closing Date and any Option Closing Date, to the continuing accuracy of the representations and warranties of the Company set forth herein, to the performance by the Company of its covenants, agreements and obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M. Philadelphia time, on the date of this Agreement, or at such later time or on such later date as the Representatives may agree to in writing; if required by the Regulations, the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations and in accordance with subsection (a) of Section 5 hereof; on or prior to the Closing Date or any Option Closing Date, as the case may be, no stop order or other order preventing or suspending the effectiveness of the Registration Statement or the sale of any of the Shares shall have been issued under the Act or any state securities law and no proceedings for that purpose shall have been initiated or shall be pending or, to the Representatives' knowledge or the knowledge of the Company, shall be contemplated by the SEC or any authority in any jurisdiction designated by the Representatives pursuant to subsection (f) of Section 5 hereof and any request on the part of the SEC for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

          (b) All corporate proceedings and other matters incident to the authorization, form and validity of this Agreement and the Shares and the form of the Registration Statement, each Preliminary Prospectus and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be satisfactory in all respects to counsel to the Underwriters; the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters; and the Representatives shall have received from the Underwriters' counsel, Kirkpatrick & Lockhart LLP, a favorable opinion, dated as of the Closing Date and any Option Closing Date, as the case may be, and addressed to the Representatives individually and as the Representatives of the several Underwriters with respect to the due authorization, execution and delivery of this Agreement, that the issuance and sale of the Shares have been duly authorized by the Company, that when the Shares have been duly delivered against payment there for as contemplated by this Agreement, they will be validly issued, fully paid and non-assessable and that the Registration Statement has become effective under the Act.

          (c) The NASD shall have indicated that it has no objection to the underwriting arrangements pertaining to the sale of any of the Shares.

          (d) The Representatives shall have received copies of the lockup agreements described in subsection (l) of Section 5 signed by those persons set forth on Schedule IV hereto.

          (e) The Representatives shall have received at or prior to the Closing Date from counsel a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the securities or Blue Sky laws of such jurisdictions designated by the Representatives pursuant to subsection (f) of Section 5 hereof.

          (f) On the Closing Date and any Option Closing Date, there shall have been delivered to the Representatives a signed opinion of Graubard Mollen & Miller, counsel for the Company ("Company Counsel"), dated as of each such date and addressed to the Representatives individually and as the Representatives of the several Underwriters to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with all necessary corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Prospectus and to execute, deliver and perform this Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the general affairs, properties, condition (financial or otherwise), results of operations, stockholders' equity or business of the Company and the Subsidiaries, considered as one enterprise.

               (ii) The Company does not own any stock or other equity interest in, or control, directly or indirectly, any corporation, partnership or other entity other than the Subsidiaries. Except as described in the Prospectus, the Company or a wholly owned Subsidiary owns all of the outstanding capital stock of each Subsidiary free and clear of all claims, liens, charges and encumbrances. Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with all necessary corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Prospectus. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the general affairs, properties, condition (financial or otherwise), results of operations, stockholders' equity, or business of the Company and the Subsidiaries, considered as one enterprise.

               (iii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes its legal, valid and binding agreement, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

               (iv) The execution, delivery and performance of this Agreement by the Company does not and will not, with or without the giving of notice or the lapse of time, or both, (A) conflict with any terms or provisions of the Company's Certificate of Incorporation or By-laws, as amended to the date hereof and the Closing Date or the Option Closing Date, as the case may be; (B) result in a breach of, constitute a default under, result in the termination or modification of or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of the Company or any Subsidiary pursuant to any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument known to Company Counsel to which the Company or any Subsidiary is a party or by which any of their respective properties or assets are bound or affected,
          (C) violate any law, rule or regulation, or any judgment, order or decree known to Company Counsel of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets or (D) result in a breach, termination or lapse of the corporate power or authority of the Company or any Subsidiary to own or lease and operate their respective properties and conduct their respective businesses as described in the Prospectus.

               (v) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the captions "Capitalization" and "Description of Capital Stock." As of the date or dates indicated, the Company and the Subsidiaries, on a consolidated basis, had the capitalization, and will have the as adjusted capitalization, set forth in the Prospectus under the caption "Capitalization." To the knowledge of Company Counsel on the Effective Date, there were, and on the Closing Date and any Option Closing Date, there will be, no options or warrants for the purchase of, other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of the Company or any Subsidiary or securities convertible into or exchangeable for capital stock of the Company or any Subsidiary, except as described in the Prospectus.

               (vi) The authorized capital stock of the Company, including, without limitation, the outstanding Common Shares and the Shares being issued on the Closing Date and any Option Closing Date, conforms, in all material respects, with the descriptions thereof in the Prospectus, and such descriptions conform with the descriptions thereof set forth in the instruments defining the same. The information in the Prospectus insofar as it relates to the Options and Warrants in each case as of the Effective Date, the Closing Date and any Option Closing Date, is true, correct and complete, in all material respects.

               (vii) The Common Shares outstanding immediately prior to the Closing Date or the Option Closing Date, as the case may be, have been duly authorized and are validly issued, fully paid and non-assessable. The Options and Warrants have been duly authorized, are validly issued and are legal, valid and binding obligations, enforceable against the Company in accordance with their terms. The Common Shares issuable pursuant to the Options and Warrants when issued in accordance with the terms thereof, will be duly authorized and validly issued, fully paid and non-assessable. The Company has reserved a sufficient number of Common Shares for issuance pursuant to the Options and Warrants. None of the outstanding Common Shares or Options and Warrants were, and none of such issuable Common Shares will be, issued in violation of any preemptive rights of any security holder of the Company and there are no contractual preemptive rights that exist with respect to the Common Shares. The holders of the outstanding Common Shares are not, and will not be, subject to personal liability solely by reason of being such holders, and the holders of the Common Shares issuable pursuant to the Options and Warrants will not be subject to personal liability solely by reason of being such holders. The offers and sales of the outstanding Common Shares and the Options and Warrants were made in conformity with applicable registration requirements or exemptions therefrom under federal and applicable state securities laws.

               (viii) The issuance and sale of the Shares by the Company have been duly authorized and, when the Shares have been duly delivered against payment there for as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable. None of the Shares will be issued in violation of any preemptive rights of any stockholder of the Company pursuant to the Certificate of Incorporation or By-laws of the Company, as amended to the date hereof, the Closing Date or the Option Closing Date, as the case may be, and, to the knowledge of Company Counsel there are no contractual preemptive rights that exist with respect to the Shares. The certificates representing the Shares are in proper legal form under, and conform in all respects to the requirements of, the Delaware General Corporation Law. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives any security holder of the Company any rights for or relating to the registration of any security of the Company.

               (ix) No consent, approval, authorization, order, registration, license or permit of any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid authorization, issuance, sale and delivery by the Company of any of the Shares or for the execution, delivery or performance by the Company of this Agreement, except such as may be required for the registration of the Shares under the Act, the Regulations or the Exchange Act, for the listing of the Shares on the NASDAQ NM, or for compliance with the applicable state securities or Blue Sky laws, or by the By-laws, rules and other pronouncements of the NASD. The Common Shares are duly registered pursuant to Section 12(g) of the Exchange Act and listed on the NASDAQ NM and, upon the effectiveness of the Registration Statement, the Shares will be listed for trading on the NASDAQ NM.

               (x) Neither the Company nor any Subsidiary is in violation of, or in default under, any of the terms or provisions, of (A) its Certificate of Incorporation or By-laws, each as amended to the date hereof, and the Closing Date or the Option Closing Date, as the case may be, (B) any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument known to Company Counsel to which the Company or any Subsidiary is a party or by which of them or any of their properties are bound or affected, (C) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties or businesses, or (D) any license, permit, certification, registration, approval, consent or franchise, referred to in subsections (iii) or (iv) of Section 1(a) of this Agreement.

               (xi) The descriptions contained in the Registration Statement and Prospectus of statutes or regulations, legal and governmental and regulatory proceedings and of contracts and other documents are accurate in all material respects and fairly present in all material respects the information required to be shown. To the knowledge of Company CounseL there are no contracts, agreements or other documents required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Regulations that have not been so described, referred to or filed as required.

               (xii) To the knowledge of Company Counsel, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries pending before, or threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal to which the Company or any Subsidiary is a party or is threatened to be made a party that can be reasonably expected, or, if determined adversely to the Company or any Subsidiary, would, in any individual case or in the aggregate, result in any material adverse change in the general affairs, properties, condition (financial or otherwise), results of operations, stockholders' equity or business of the Company and the Subsidiaries, considered as one enterprise. To the knowledge of Company Counsel there are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal enjoining the Company or any Subsidiary from, or requiring the Company or any Subsidiary to take or refrain from taking any action, or to which the Company or any Subsidiary, or any of their properties, assets or businesses is bound or subject.

               (xiii) The Company and the Subsidiaries own or possess adequate rights to use all Intellectual Property that, if not so owned or possessed, would materially adversely affect the general affairs, properties, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects of the Company and the Subsidiaries, considered as one enterprise.

               (xiv) To the knowledge of Company Counsel, neither the Company nor its Subsidiaries own any real property. All real property used or leased by the Company or its Subsidiaries, as described in the Prospectus, is held by the Company or a Subsidiary under a valid, subsisting and enforceable lease

               (xv) The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, nor, by receipt of the proceeds from the sale by it of the Shares pursuant to this Agreement, will the

          Company become or be deemed to be an "investment company" under such act.

               (xvi) The Registration Statement has become effective under the Act, as of the Effective Date, and, to Company Counsel's knowledge, the SEC has not issued any stop order suspending the effectiveness of the Registration Statement nor has the SEC instituted or threatened to institute proceedings with respect to any such order. Any and all filings required to be made by Rules 424, 434, 430A and 462 under the Act have been made.

               (xvii) The Registration Statement and the Prospectus, as of the Effective Date, and each amendment, term sheet or supplement thereto as of its effective or issue date (other than the financial statements and related schedules and other financial data included therein, as to which Company Counsel need not express an opinion) comply as to form in all material respects with the applicable requirements of the Act and Regulations.

               (xviii) Company Counsel has participated in the preparation of the Registration Statement and the Prospectus, including reviews and discussions of the contents thereof, and in the course of such reviews and discussions, no facts came to its attention that would cause it to have reason to believe that (A) the Registration Statement or any post-effective amendment thereto, on the date it became effective and on the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted any material fact necessary to make the statements therein not misleading or that (B) the Prospectus on the Effective Date, on the date it was filed pursuant to Rule 424(b) under the Act and on the Closing Date or Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted any material fact necessary to make the statements therein, in light of the circumstances under which made, not misleading (except, in each case, for the financial statements and related schedules and other financial data included therein as to which Company Counsel need not express an opinion).

     The foregoing opinion may be Limited to the laws of the United States, Switzerland, Florida, the State of Delaware and the Commonwealth of Pennsylvania, and Company Counsel may rely as to certain legal matters on other counsel to the Company provided that in each case, Company Counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel and shall deliver signed copies of any such opinion to the Representatives and as to questions of fact upon the representations of the Company set forth in this Agreement and upon certificates of officers of the Company and of governmental officials, all of which certificates must be reasonable and satisfactory in form and scope to counsel for the Underwriters provided that in each case, Company Counsel shall deliver signed copies of any such certificate to the Representatives.

     (h) At the Closing Date and any Option Closing Date: (A) the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments, term sheets or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Act and the Regulations and shall conform, in all material respects, to the requirements of the Act and the Regulations, and neither the Registration Statement nor any post-effective amendment thereto nor the Prospectus and any amendments, term sheets or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments, term sheets or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change in the properties, condition (financial or otherwise), earnings, results of operations, stockholders' equity, business or management of the Company and the Subsidiaries, considered as one enterprise, from that set forth therein, whether or not arising in the ordinary course of business, other than as referred to in the Registration Statement or Prospectus, (C) since the respective dates as of which information is given in the Registration
Statement and any post-effective amendment thereto and the Prospectus or any amendment, term sheet or supplement thereto, there shall have been no transaction, contract or agreement entered into by the Company or any Subsidiary, other than in the ordinary course of business and as set forth in the Registration Statement or Prospectus that has not been, but would be required to be, set forth in the Registration Statement or Prospectus; (D) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectus, other than as set forth therein, and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the properties, condition (financial or otherwise), results of operations, stockholders' equity or business of the Company and the Subsidiaries, considered as one enterprise, other than as set forth in the Prospectus. The Representatives shall have received at the Closing Date and any Option Closing Date certificates of each of the Chief Executive Officer and the Chief Financial Officer of the Company dated as of the Closing Date or Option Closing Date, as the case may be, and addressed to the Representatives, individually and as the Representatives of the several Underwriters, to the effect, that the conditions set forth in this subsection have been satisfied and as to the accuracy and performance, as of the Closing Date or the Option Closing Date, as the case may be, of the agreements, representations and warranties of the Company set forth herein.

     (i) At the time this Agreement is executed and at the Closing Date and any Option Closing Date, the Representatives shall have received a letter addressed to the Representatives, individually and as the Representatives of the several Underwriters, and in form and substance satisfactory to the Representatives in all respects (including the nonmaterial nature of the changes or decreases, if any, referred to in clause (iii) below) from KPMG Peat Marwick LLP dated as of the date of this Agreement, the Closing Date or Option Closing Date, as the case may be:

          (i) confirming that they are independent public accountants within the meaning of the Act and the Regulations and stating that the section of the Registration Statement under the caption "Experts" is correct insofar as it relates to them;

          (ii) stating that, in their opinion, the consolidated financial statements of the Company audited by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the Regulations;

          (iii) stating that, on the basis of specified procedures, which included a reading of the latest available unaudited interim consolidated financial statements of the Company (with an indication of the date of the latest available unaudited interim consolidated financial statements), a reading of the minutes of the meetings of the stockholders and the Board of Directors of the Company and audit and compensation committees of such Boards if any, and inquiries to certain officers and other employees of the Company who are responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that (A) the unaudited consolidated financial statements and related schedules of the Company included in the Registration Statement, if any, (I) do not comply in form in all material respects with the applicable accounting requirements of the Act and the Regulations or (II) were not fairly presented in conformity with generally accepted accounting principles on a basis substantially consistent with that of the audited consolidated financial statements and related schedules included in the Registration Statement or (B) (I) at a specified date, not more than five business days prior to the date of such letter there was any change in the capital stock or short-term or long-term debt of the Company, or any decease (increase) in net current assets, total assets or stockholders' equity as compared with the amounts shown in the April 30, 1996 consolidated balance sheet of the Company included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement and Prospectus, and (II) during the period from April 30, 1996 to a specified date not more than five business days prior to the date of such letter, there has been any decrease (increase), as compared with the corresponding period in the preceding year, in revenues, operating income or income before income taxes or in total or per share amounts of net income of the Company, if there was any such change or decrease (increase), setting forth the amount of such change or decrease (increase); and

          (iv) stating that they have compared specific dollar amounts, numbers of shares and other information pertaining to the Company and the Subsidiaries on a consolidated basis set forth in the Registration Statement and Prospectus that have been specified by the Representatives prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting or other records of the Company and the Subsidiaries on a consolidated basis, as the case may be, with the result obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an audit in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

     (j) At the time this Agreement is executed and at the Closing Date and any Option Closing Date, the Representatives shall have received a letter addressed to the Representatives, individually and as the Representatives of the several Underwriters, and in form and substance satisfactory to the Representatives in all respects from Goldstein Golub Kessler & Company, P.C. dated as of the date of this Agreement, the Closing Date or Option Closing Date, as the case may be:

          (i) confirming that they are independent public accountants within the meaning of the Act and the Regulations and stating that the section of the Registration Statement under the caption "Experts" is correct insofar as it relates to them;

          (ii) stating that, in their opinion, the consolidated financial statements of the Company audited by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the Regulations;

          (iii) stating that they have compared specific dollar amounts, numbers of shares and other information pertaining to the Company and the Subsidiaries on a consolidated basis set forth in the Registration Statement and Prospectus that have been specified by the Representatives prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting or other records of the Company with the result obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an audit in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

     (k) There shall have been duly tendered to the Representatives for the respective accounts of the Underwriters certificates representing all of the Shares to be purchased by the Underwriters on the Closing Date or any Option Closing Date, as the case may be.

     (l) At the Closing Date and any Option Closing Date, the Representatives shall have been furnished such additional documents and certificates as they shall reasonably request.

     (m) No action shall have been taken by the NASD the effect of which is to make it improper, at any time prior to the Closing Date or any Option Closing Date, for members of the NASD to execute transactions as principal or as agent in the Shares or to trade or deal in the Shares, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending or, to the Company's or the Representatives' knowledge, shall be contemplated by the NASD.

     If any conditions to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or any Option Closing Date, as the case may be, shall not have been fulfilled, the Representatives may on behalf of the several Underwriters terminate this Agreement or, if they so elect, waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

8. Indemnification.

     (a) The Company shall indemnify and hold harmless each Underwriter, each of the directors, managing directors and officers of each Underwriter and each other person, if any, who controls each Underwriter within the meaning of the Act or the Exchange Act against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of or based upon any untrue statements or alleged untrue statements of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any application or other document (in this Section 8 collectively called "application") executed by the Company and based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify all or any part of the Shares under the securities laws thereof or filed with the SEC or the NASD, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing indemnity (i) shall not apply in respect of any statement or omission made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through the Representatives expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application or in any communication to the SEC, as the case may be, and
(ii) with respect to any Preliminary Prospectus, shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Shares that are the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Shares a copy of an amended Preliminary Prospectus or the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the amended Preliminary Prospectus or Prospectus (or the Prospectus as amended or supplemented). In addition to its other obligations under this Section 8(a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(a), it will reimburse each Underwriter on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding. Such monthly reimbursement is conditioned upon receipt by the Company of an undertaking by each Underwriter so affected, that it will as promptly as reasonably possible, repay such expenses advanced by the Company pursuant to this Section 8(a) in the event it has been determined by a court of competent jurisdiction or pursuant to binding arbitration that such Underwriter was not entitled to indemnification. This indemnity agreement will be in addition to any liability the Company may otherwise have.

     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnities from the Company to the several Underwriters, but only with respect to any loss, liability, claim, damage or expense resulting from (i) statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereof or any application in reliance upon, and in conformity with written information furnished to the Company by any Underwriter through the Representatives with respect to any Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereof or any application, as the case may be, or
(ii) the failure of any Underwriter at or prior to the written confirmation of the sale of Shares to send or deliver a copy of an amended Preliminary Prospectus or the Prospectus (or the Prospectus as amended or supplemented) to the person asserting any such losses, claims, damages, liabilities or expenses who purchased the Shares that are the subject thereof and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the amended Preliminary Prospectus or Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability such Underwriter may otherwise have.

     (c) If any action, inquiry, investigation or proceeding is brought against any person in respect of which indemnity may be sought pursuant to any of the two preceding paragraphs, such person (hereinafter called the "indemnified party") shall, promptly after formal notification of, or receipt of service of process for, such actions inquiry, investigation or proceeding, notify in writing the party or parties against whom indemnification is to be sought (hereinafter called the "indemnifying party") of the institution of such actions inquiry, investigation or proceeding and the indemnifying party, upon the request of the indemnified party, shall assume the defense of such action, inquiry, investigation or proceeding, including the employment of counsel (reasonably satisfactory to such indemnified party) and payment of expenses. No indemnification provided for in this Section 8 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such action, inquiry, investigation or proceeding and shall have been materially prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party shall not relieve the indemnifying party otherwise than under this Section 8. Such indemnified party or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have employed counsel to have charge of the defense of such action, inquiry, investigation or proceeding or such indemnified party or parties shall have been advised by counsel that there is a conflict of interest that would prevent counsel to the indemnifying party from representing both parties, in any of which events the reasonable fees and expenses of such counsel shall be borne by the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to one local counsel in each jurisdiction in which any proceeding may be brought) for all indemnified parties. In the case of any such separate counsel for the Underwriters, such firm shall be designated in writing by the Representatives. Expenses covered by the indemnification in this subsection (c) of this Section 8 shall be paid by the indemnifying party as they are incurred by the indemnified party. Anything un this subsection to the contrary not withstanding, the indemnifying party shall not be liable for any settlement of any such claim effected without its written consent. The indemnifying party shall promptly notify the indemnified party of the commencement of any litigation, inquiry, investigation or proceeding against the indemnifying party or any of its officers or directors in connection with the issue and sale of any of the Shares or in connection with such Preliminary Prospectus, Registration Statement or Prospectus, or any amendment thereto or supplement thereof or any such application.

     (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsections (a) or
(b) of this Section 8 in respect of any losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to therein except either by reason of the proviso set forth in subsections (a) or (b) or the failure to give notice as required in subsection
(c) (provided that the indemnifying party does not have knowledge of the action, inquiry, investigation or proceeding and has been materially prejudiced by the failure to give such notice), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims or reasonable expenses (or actions, inquiries, investigations or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) of this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d) of this Section 8. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or reasonable expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to above in this subsection (d) of this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d) of this Section 8, (i) the provisions of the Agreement Among Underwriters shall govern contribution among Underwriters, (ii) no Underwriter (except as provided in the Agreement Among

Underwriters) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligation in this subsection (d) of this
Section 8 to contribute are several in proportion to their respective underwriting obligations and not joint.

     9. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date; and such representations, warranties and agreements of the Underwriters, and the Company, including without limitation the indemnity and contribution agreements contained in Section 8 hereof and the agreements contained in Sections 6, 9, 10 and 13 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person, and shall survive delivery of the Shares and termination of this Agreement, whether before or after the Closing Date or any Option Closing Date.

     10. Effective Date or this Agreement and Termination Thereof.

          (a) This Agreement shall become effective immediately as to Sections 6, 8, 9, 10 and 13 and, as to all other provisions, (i) if at the time of execution and delivery of this Agreement the Registration Statement has not become effective, at 11:00 A.M., Philadelphia time, on the first business day following the Effective Date, or (ii) if at the time of execution and delivery of this Agreement the Registration Statement has been declared effective, at 11:00 A.M., Philadelphia time, on the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as the Representatives may determine by notice to the Company or by release of any of the Shares for sale to the public. For the purposes of this Section 10, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by the Representatives of telegrams (i) advising the Underwriters that the Shares are released for public offering or (ii) offering the Shares for sale to securities dealers, whichever may occur first. The Representatives may prevent the provisions of this Agreement (other than those contained in Sections 6, 8, 9, 10 and 13) hereof from becoming effective without liability of any party to any other party, except as noted below, by giving the notice indicated in subsection (c) of this Section 10 before the time the other provisions of this Agreement become effective.

          (b) The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date as provided in Sections 7 and 11 hereof or if any of the following have occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or any Subsidiary, or the earnings, business affairs, management or business prospects of the Company and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if such outbreak, calamity, crisis or change would, in the Representatives' reasonable judgment, have a material adverse effect on the Company, the financial markets of the United States or the offering or delivery of the Shares;
     (iii) suspension of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the NASDAQ NM or the over-the-- counter market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Representatives' reasonable opinion materially and adversely affects trading on any such exchange or the over-the-counter market; (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Representatives' reasonable opinion materially and adversely affects or will materially and adversely affect the business or operations of the Company and the Subsidiaries, considered as one enterprise; (v) declaration of a banking moratorium by either federal or state authorities; (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Representatives' reasonable opinion has a material adverse effect on the securities markets in the United States; (vii) declaration of a moratorium in foreign exchange trading by major international banks or other institutions; or (viii) trading in any securities of the Company shall have been suspended or halted by the NASD or the SEC.

          (c) If the Representatives elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this
     Section 10, the Representatives shall notify the Company thereof promptly by telephone, telex, telegraph or facsimile, confirmed by letter.

11. Default by an Underwriter.

     (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Offered Shares or Optional Shares hereunder, and if the Offered Shares or Optional Shares with respect to which such default relates do not exceed the aggregate of 10 percent of the number of Offered Shares or Optional Shares, as the case may be, that all Underwriters have agreed to purchase hereunder, then such Offered Shares or Optional Shares to which the default relates shall be purchased severally by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

     (b) If such default relates to more than 10 percent of the Offered Shares or Optional Shares, as the case may be, the Representatives may in their discretion arrange for another party or parties (including a non-defaulting Underwriter) to purchase such Offered Shares or Optional Shares to which such default relates, on the terms contained herein. In the event that the Representatives do not arrange for the purchase of the Offered Shares or Optional Shares to which a default relates as provided in this Section 11, this Agreement may be terminated by the Representatives or by the Company without liability on the part of the several Underwriters (except as provided in Section 8 hereof) or the Company (except as provided in Sections 6 and 8 hereof), but nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

     (c) If the Offered Shares or Optional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date or any Option Closing Date, as the case may be, for a reasonable period but not in any event exceeding seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or supplement to the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The terms "Underwriters" and "Underwriter" as used in this Agreement shall include any party substituted under this Section 11 with like effects as if it had originally been a party to this Agreement with respect to such Offered Shares or Optional Shares.

     12. Information Furnished by Underwriters. It is acknowledged that the statements appearing in any Preliminary Prospectus, the Prospectus or the Registration Statement (a) on the inside front cover page with respect to stabilization, (b) in the second paragraph in the section entitled "Underwriting," with respect to the amount of the dealers' concession and allowance and reallowance discount and (c) in the section entitled "Legal Matters" with respect to the identity of counsel for the Underwriters constitute the only information furnished in writing by or on behalf of any Underwriter for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement referred to in subsection (ii) of Section 1(a) and subsections (a),
(b) or (c) of Section 8 hereof.

     13. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to such Underwriter, c/o Pennsylvania Merchant Group Ltd, Suite 390, Fidelity Court, 259 Radnor-Chester Road, Radnor, Pennsylvania 19087, Attention:
Richard A. Hansen, President, with a copy to Kirkpatrick & Lockhart LLP, 1251 Avenue of the Americas, New York, New York, Attention: Alan Roy Dynner, Esquire; if sent to the Company shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to GKN Holding Corp., ______________________________________________, with a copy to Graubard Mollen &
Miller, _____________________________________, Attention: David R. Miller,
Esquire.

     14. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Company, and the controlling persons, managing directors, directors and officers referred to in Section 8 hereof, and their respective successors, assigns, heirs and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The terms "successors" and "assigns" shall not include any purchaser of the Shares merely because of such purchase.

     15. Definition of Business Day. For purposes of this Agreement, "business days" means any day on which the New York Stock Exchange is opened for trading.

     16. Counterparts. This Agreement may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

     17. Construction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and performed entirely within such Commonwealth.

     If the foregoing correctly sets forth the understanding among the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement by and among the Underwriters and the Company.

                         Very truly yours,

                         GKN HOLDING CORP.



                         By:  ____________________________(SEAL)

                              President



The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.


PENNSYLVANIA MERCHANT GROUP LTD

GKN SECURITIES CORP.

By:  PENNSYLVANIA MERCHANT GROUP LTD


By:  ________________________________(SEAL)
     Name:
     Title:

                                   SCHEDULE I

                                  Underwriters


                                             Number of Offered
                                               Shares to be
                Underwriter                      Purchased
                -----------                      ---------

 Pennsylvania Merchant Group Ltd . . . . .

 GKN Securities Corp.  . . . . . . . . . .



                                                 ---------
 Total . . . . . . . . . . . . . . . . . .       2,500,000
                                                 =========

                                   SCHEDULE II

                                  Subsidiaries



                Jurisdiction of  Subsidiaries Class of    Shares       Shares
                                                          ------
      Name       Incorporation       Capital Stock      Authorized   Outstanding
      ----       -------------       -------------      ----------   -----------

                                  SCHEDULE III

                      Persons Subject to Lock-Up Agreements